Exhibit 99.(17)

GOLDMAN SACHS TRUST 71 SOUTH WACKER DRIVE SUITE 1200 CHICAGO, IL 60606

To vote by Internet

1) Read the Proxy Statement/Prospectus and have the proxy card below at hand.

2) Go to website www.proxyvote.com or scan the QR Barcode above.

3) Follow the instructions provided on the website.

4) To attend and vote at the meeting, please register by going to Virtual Shareholder Meeting at https://www.viewproxy.com.

To vote by Telephone
1) Read the Proxy Statement/Prospectus and have the proxy card below at hand. 2) Call 1-800-690-6903. 3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement/Prospectus. 2) Check the appropriate box on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	<MXXXXX>- x#####	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED		DETACH AND RETURN THIS PORTION ONLY

		For	Against	Abstain
The Board of Trustees unanimously recommends you vote FOR the following proposal:		☐	☐	☐
1.

To approve an Agreement and Plan of Reorganization and Liquidation (the “Plan”) providing for the transfer of the assets of the Goldman Sachs Defensive Equity Fund (the “Acquired Fund”) to the Goldman Sachs Defensive Equity ETF (the “Acquiring Fund”), a series of the Goldman Sachs ETF Trust, in exchange for the assumption of the Acquired Fund’s liabilities by the Acquiring Fund and shares of the Acquiring Fund, followed by the complete liquidation of the Acquired Fund as described more fully in the Plan.

2	To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting to be held on January 6, 2023:

The Proxy Statement/Prospectus is available online at

www.proxyvote.com.

<MXXXXX>-

                X#####

GOLDMAN SACHS TRUST

THIS PROXY IS

SOLICITED ON BEHALF

OF THE BOARD OF

TRUSTEES

The undersigned shareholder of the Goldman Sachs Defensive Equity Fund hereby appoints Caroline Kraus, Secretary of the Trust, and Joseph F. DiMaria, Treasurer, Principal Financial Officer, and Principal Accounting Officer of the Trust, and each of them, the proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Goldman Sachs Defensive Equity Fund standing in the name of the undersigned at the close of business on November 4, 2022, at a Special Meeting to be held virtually on January 6, 2023, at the following website: https://www.viewproxy.com/goldmansachs/broadridgevsm/, and at any postponement or adjournment thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Proxy Statement/Prospectus for the Special Meeting.

THIS PROXY CARD WILL BE VOTED AS INSTRUCTED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE PROXY CARD WILL BE VOTED “FOR” PROPOSAL 1. THE PROXIES ARE ALSO AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH MATTERS AS MAY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS.

PLEASE SIGN AND DATE

ON THE REVERSE SIDE